                                                                    EXHIBIT 10.9


                      STOCK PURCHASE AND OPTION AGREEMENT

          THIS STOCK PURCHASE AND OPTION AGREEMENT (the "Agreement") is made this 4th day of December 1995, by and between MIL 3, INCORPORATED (the "Company"), a corporation organized and existing under the laws of the State of Delaware, and GEORGE M. CATHEY (the "Purchaser"), an individual residing in Washington, D.C. The Company and Purchaser are sometimes collectively referred to herein as the "Parties" and each individually as the "Party."


                                  WITNESSETH:

          WHEREAS, Purchaser is and has been employed by the Company as a principal engineer and project manager and is familiar with the Company and its business, and

          WHEREAS, the Company desires to sell, and Purchaser desires to purchase, fifteen thousand (15,000) shares of the Company's Common Stock (the "Common Stock"), par value $.01 (said 15,000 shares, the "Stock"), in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound hereby, agree as follows:


                                   ARTICLE I
                           Sale of the Stock; Option
                           -------------------------

          1.1  Sale of the Stock.  Subject to the terms and conditions hereof,
               -----------------
provided that the Purchaser remains an employee of the Company, the Company will sell to Purchaser, and Purchaser will purchase from the Company, fifteen thousand (15,000) shares of the Stock at a purchase price of $1.90 per share (the "Purchase Price"), or a total of $28,500.

          1.2  Option.
               ------

               (a)  Option to Purchase. Subject to the terms and conditions
                    ------------------
hereof, the Company grants to the Purchaser an option (the "Option") to purchase ten thousand (10,000) shares of Common Stock (the "Option Stock") at an exercise price of $1.90 per share. The Option only may be exercised during the period described below that occurs after the first to occur of the following events, and if not exercised during such period shall immediately terminate and become null and void (such period during which the Option may be exercised is hereafter referred to as the "Option Term"):

               (i) the sixty (60) day period following notice by the Company to the Purchaser of a merger or other business combination involving the Company; or

               (ii) the sixty (60) day period following notice by the Company to the Purchaser of the scheduled effectiveness of the Company's Initial Public Offering (as defined below); or

               (iii) the twelve (12) month period commencing on or after December 4, 2005.

               (b)  Certain Other Termination Provisions.
                    ------------------------------------

                    (i) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void on the last day of the Option Term.

                    (ii) If the Purchaser's employment with the Company has terminated for any reason, the Option, if not previously exercised, shall immediately terminate and become null and void except where the termination of such employment is by reason of Purchaser's death during the Option Term.

                    (iii) Upon a termination of the Purchaser's employment by reason of death during the Option Term, the Option may be exercised by the Purchaser's estate during the Option Term.

                    (iv) A transfer of the Purchaser's employment between the Company and any parent or subsidiary of the Company, or between any parents or subsidiaries of the Company, shall not be deemed to be a termination of the Purchaser's employment.

                    (v) Notwithstanding any other provisions set forth herein, if the Purchaser shall (A) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary of the Company, (B) breach any covenant not to compete or employment contract with the Company or any parent or subsidiary of the Company, or (C) engage in conduct that would warrant the termination of Purchaser's employment for cause, the Option shall immediately terminate and become null and void.

               (c)  Exercise.
                    --------

                    (i) The Purchaser (or his estate, if applicable) may only exercise the Option with respect to all, but not less than all, of the Option Stock by giving written notice to the Company during the Option Term of intent to exercise. The notice of exercise shall specify that Purchaser (or his estate, if applicable) is exercising the Option and the date of exercise thereof, which date shall be at least five (5) business days after the giving of such notice unless an earlier time shall have been agreed between the Company and the Purchaser (or his estate, if applicable).

                    (ii) If the Purchaser (or his estate, if applicable) fails to pay for any of the Option Stock specified in such notice or fails to accept delivery thereof, the Option shall immediately terminate and become null and void.

               (d)  Adjustments. In the event of a reorganization,
                    -----------
recapitalization, change of shares, stock split, stock dividend, reclassification, subdivision or combination of shares or any other change in the corporate structure or shares of capital stock of the Company, the Company shall make such adjustment as is appropriate in the number and kind of shares of Common Stock subject to the Option or in the option exercise price; provided,
                                                                    --------
however, that no such adjustment shall give the Purchaser any additional
-------
benefits under the Option.

               (e)  Merger or Other Business Combination.  If the Option has
                    ------------------------------------
not been exercised or terminated, the Company shall provide Purchaser with thirty (30) days notice prior to the consummation of any merger or other business combination involving the Company during the period prior to December 4, 2005. Purchaser (or his estate, if applicable) shall have the right to exercise the Option and pay for the Option Stock during the sixty (60) day period after such notice, following which the Option shall terminate and become null and void.

               (f)  Public Offering.
                    ---------------

                    (i) If the Option has not been exercised or terminated, the Company shall provide Purchaser with thirty (30) days notice prior to the effectiveness of the Company's Initial Public Offering if it is scheduled to become effective during the period prior to December 4, 2005. Purchaser (or his estate, if applicable) shall have the right to exercise the Option and pay for the Option Stock during the sixty (60) day period after such notice, following which the Option shall terminate and become null and void.

                    (ii) "Initial Public Offering" as used herein means the first public offering of Common Stock of the Company, which offering is effected pursuant to a registration statement other than on Form S-8 filed with, and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

               (g) Transfer. During the Purchaser's lifetime, the Option shall
                   --------
be exercisable only by the Purchaser or any guardian or legal representative of the Purchaser, and the Option shall not be transferable except, in case of the death of the Purchaser, by will, or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar processes. In the event of (i) any attempt by the Purchaser to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Purchaser, and it shall thereupon become null and void.

               (h)  No Rights as to Employment. Neither the granting of the
                    --------------------------
Option nor its exercise shall be construed as granting to the Purchaser any right with respect to continuance of employment with the Company.


          1.3  No Rights as Shareholder.  Notwithstanding anything to the
               ------------------------
contrary set forth in this Agreement, until Purchaser (or his estate, if applicable) shall have fully paid for the shares of Stock or the Option Stock in accordance with this Agreement, Purchaser (or his estate, if applicable) shall not be considered a shareholder with respect to such shares, shall have no rights to exercise any voting or other rights with respect thereto, and shall not be entitled to any compensation or consideration for any such rights which have not been exercised by full payment to the Company in accordance with this Agreement.


                                  ARTICLE II
                             Closings; Deliveries
                             --------------------

          2.1  Closings.
               --------

               (a) The closing of the purchase and sale of the Stock contemplated by Section 1.1 shall be held at 2 p.m. on December 15, 1995 at the offices of the Company at 3400 International Drive, N.W., Washington, D.C. 20008.

               (b) The closing of the purchase and sale of the Option Stock contemplated by Section 1.2 shall be held at 2 p.m. at the offices of the Company 10 business days after Purchaser has provided written notice to the Company of his exercise of the Option.

          2.2  Deliveries.  At each closing, (a) the Company shall deliver to
               ----------
Purchaser (or his estate, if applicable) a certificate for the number of shares of Common Stock, par value $.01, to be purchased by Purchaser (or his estate, if applicable) at such closing, registered in the name of Purchaser (or his estate, if applicable), and (b) Purchaser (or his estate, if applicable) shall deliver to the Company the Purchase Price per share, in the form of a cashier's or certified check or money order payable to the Company, along with a letter signed by Purchaser (or his estate, if applicable) reciting the representations and warranties contained in Sections 3.1 and 3.2 of this Agreement.

                                  ARTICLE III
                  Representations and Warranties of Purchaser
                  -------------------------------------------

          Purchaser represents and warrants to the Company as follows:

          3.1  Investment.  Purchaser is acquiring the Stock and the Option
               ----------
Stock, as applicable, for his own account for investment and not with a view to any distribution thereof; Purchaser has no agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof; and Purchaser understands that the Stock and the Option Stock, as applicable, has not been registered under the Securities Act of 1933, as amended, and will bear the legends specified in Section 3.3.

          3.2  Receipt of Information.  Purchaser has been furnished access to
               ----------------------
the business and other records of the Company and such additional information and documents as Purchaser has requested, and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Stock and the Option Stock, as applicable, the Company's business, financial condition and prospects, and all other matters deemed relevant by the Purchaser.

          3.3  Legends. Each certificate representing (a) the Stock, (b) the
               -------
Option Stock, and (c) any other securities issued in respect of the Stock and/or the Option Stock, whether upon any stock split, stock dividend, conversion, recapitalization, merger, consolidation or similar event, unless the securities evidenced by such certificate shall have been registered under the Securities Act of 1933, as amended, shall be imprinted with legends in the following form (in addition to any other legend required under applicable state securities laws):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          "THESE SECURITIES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN AN AGREEMENT DATED DECEMBER 4, 1995, BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, AND MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE OFFICES OF THE COMPANY."

                                  ARTICLE IV
                       Transfer Restrictions; Repurchase
                       ---------------------------------

          4.1  Transfer Restrictions. Notwithstanding anything to the contrary
               ---------------------
set forth herein, no shares of Stock or Option Stock acquired by the Purchaser (or his estate, if applicable) hereunder may be sold, transferred, assigned, pledged or otherwise disposed of, unless the Purchaser (or his estate, if applicable) has first obtained the written approval of the Company's board of directors.

          4.2  Repurchase.
               ----------

               (a) Except as provided in Section 4.2(c), the Company shall have the right to purchase all shares of the Stock and Option Stock (if any) then held by the Purchaser (or the Purchaser's estate, if applicable) if the Purchaser's employment with the Company has terminated for any reason, other than death or disability, during the six (6) year period commencing on the date first set forth above, at a price per share equal to the lesser of (i) the Purchase Price (subject to increase in accordance with Section 4.4(a)) or (ii) the "fair market value" of the shares of the Company's Common Stock as most recently determined in accordance with Section 4.4(b).

               (b) Except as provided in Section 4.2(c), the Company shall have the right to purchase all shares of the Stock and Option Stock (if any) then held by the Purchaser (or the Purchaser's estate, if applicable) if the Purchaser's employment with the Company has terminated due to his death or disability during the six (6) year period commencing on the date first set forth above, at a price per share equal to the fair market value of the Company's Common Stock as most recently determined in accordance with Section 4.4(b).

               (c) Notwithstanding Sections 4.2(a) and (b), if the Purchaser's employment with the Company terminates for any reason (including due to his death or disability) during the six (6) year period commencing on the date first set forth above and, if on the date of such termination, Marc A. Cohen and Alain Cohen do not own in the aggregate at least 50% of the issued and outstanding shares of Common Stock of the Company, then the Company shall have the right to purchase, and the Purchaser shall have the right to require the Company to purchase, all (but not less than all) shares of Stock and Option Stock (if any) then held by Purchaser (or the Purchaser's estate, if applicable) at a price per share equal to the fair market value thereof as most recently determined in accordance with Section 4.4(b).

               (d) Commencing six (6) years after the date first set forth above, the Company shall have the right to purchase all shares of the Stock and Option Stock (if any) then held by the Purchaser (or the Purchaser's estate, if applicable) if the Purchaser's employment with the Company has terminated for any reason, including due to his death or disability, at a price per share equal to the fair market value of the Company's Common Stock as most recently determined in accordance with Section 4.4(b).

          4.3  Exercise of Repurchase Rights.
               -----------------------------

               (a) The Company may exercise its right to repurchase the Stock and the Option Stock in accordance with Sections 4.2(a), (b) or (d) at any time by giving written notice of such exercise to Purchaser (or his estate, if applicable) during the twelve (12) month period following the termination of Purchaser's employment. The Company's purchase of the Stock and the Option Stock in accordance with Section 4.2 (a), (b) or (d) shall be concluded within ninety
(90) days after the date of such notice, at a closing at the Company's principal office, at a time and date designated by the Company upon three (3) business days prior notice to Purchaser (or his estate, if applicable).

               (b) (i)   The Company may exercise its right to purchase the
                    Stock and the Option Stock in accordance with Section 4.2(c) by giving written notice of such exercise to Purchaser (or his estate, if applicable) during the thirty (30) day period following the date of termination of Purchaser's employment. If the Company has elected to purchase the Stock and the Option Stock, the Company's purchase of the Stock and the Option Stock in accordance with Section 4.2(c) shall be concluded within ninety (90) days after the date of such notice, at a closing at the Company's principal office, at a time and date designated by the Company upon three (3) business days prior notice to Purchaser (or his estate, if applicable).

                    (ii) Purchaser may elect to require the Company to purchase the Stock and the Option Stock in accordance with Section 4.2(c) by giving written notice of such election to the Company during the thirty (30) day period following the date of termination of Purchaser's employment. If Purchaser has provided such notice, the Company's purchase of the Stock and the Option Stock in accordance with Section 4.2(c) shall be concluded within the twelve (12) month period after the date of such notice, at a closing at the Company's principal office, at a time and date designated by the Company upon three (3) business days prior notice to Purchaser (or his estate, if applicable).

               (c) At each such closing contemplated in this Section 4.3, (i) Purchaser (or his estate, if applicable) shall deliver all certificates evidencing the shares of Stock and the Option Stock, free and clear of any claim, lien or encumbrance, with stock powers duly executed, and Purchaser (or his estate, if applicable) shall indemnify and hold the Company harmless against any claims, liabilities or expenses with respect to Purchaser's (or his estate's) ownership of such shares, and (ii) the Company shall pay for the shares of Stock and Option Stock by cashier's check, certified check or money order.

          4.4  Purchase Price Payable Upon Repurchase.
               --------------------------------------

               (a)  CPI Adjustments.
                    ---------------

                    (i) The Purchase Price to be paid by the Company in accordance with Section 4.2(a) upon a purchase of each share of Stock and Option Stock shall be increased proportionately in accordance with the cumulative increase in the Consumer Price Index ("CPI"), measured from (A) the monthly CPI most recently published prior to the closing date of Purchaser's (or his estate's) acquisition of each such share to (B) the monthly CPI most recently published prior to the date of such purchase by the Company.

                    (ii) The CPI shall mean the index known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, all items, for Washington, D.C. SMSA ( 1982-84=100).

                    (iii) If the CPI as now constituted, compiled and published shall be revised or cease to be compiled and published during the term of this Agreement, then the Parties shall request the Bureau of Labor Statistics to furnish a statement converting the CPI to a figure that would be comparable to another index published by the Bureau of Labor Statistics and such other index shall be used in computing the increase contemplated herein. Should the Parties not be able to secure such appropriate conversion or adjustment, the Parties shall agree on some other index serving the same purpose.

               (b)  Fair Market Value.
                    -----------------

                    (i) The "fair market value" of the Company's Common Stock shall be such value as determined in good faith by the Employee Committee established under the Company's 1993 Incentive Stock Option Plan, or by any such committee under any successor plan, or in the event no such plan or committee is in existence, by an appraiser jointly agreed upon by the Company and the Purchaser (or his estate, if applicable), or failing such agreement within a reasonable period of time, by an independent appraiser appointed by the Company.

                    (ii)  The expenses of any such appraiser contemplated in
          Section 4.4(b)(i) above shall be borne by the Company, except that such expenses shall be borne by the Purchaser (or his estate, if applicable) in the event that the Stock is repurchased by the Company following termination of the Purchaser's employment for good cause in accordance with the Company's Employment Agreement with Purchaser dated December 4, 1995.

                                   ARTICLE V
                                 Miscellaneous
                                 -------------


          5.1  Notices. Any notice required or permitted under this Agreement
               -------
shall be in writing and may be personally served or sent by facsimile or telex transmission or mail and shall be deemed to have been given as follows: if personally served, when served; if by facsimile transmission, when the transmission is completed to the proper telefax number and confirmation of receipt of the telefax is received; if by telex transmission, when the transmission is completed to the proper telex number and confirmation of delivery of the telex is received; or if mailed, on the fifth business day after deposit in the mail with airmail postage prepaid and properly addressed. The Parties shall promptly inform one another of any change in their addresses. For purposes hereof, the addresses of the Parties (until notice of a change thereof is given as provided herein) shall be as follows:

          To the Company:

                    MIL 3 Incorporated
                    3400 International Drive, NW
                    Washington, DC 20008
                    Attn: Marc Cohen
                    Telephone: (202) 364-8390
                    Facsimile: (202) 364-8554

          with a copy to:

                    Verner, Liipfert, Bernhard, McPherson and Hand 901 15th Street, N.W.
                    Washington, DC 20005
                    Attn: Harold I. Freilich
                    Telephone: (202) 371-6242
                    Facsimile: (202) 371-6279

          To the Purchaser:

                    George M. Cathey
                    2602 Tunlaw Road, N.W.
                    No. 4
                    Washington, D.C. 20007
                    Telephone: 202-338-7213
                    Facsimile: ____________


          5.2  Entire Agreement.  This Agreement sets forth the entire
               ----------------
understanding between the Parties with respect to the subject matter hereof, and all prior discussions, memoranda of understanding, protocols of intent, letters of intent, term sheets and similar writings with regard hereto, are superseded and hereby terminated.

          5.3  Amendments.  All amendments, deletions and additions to this
               ----------
Agreement shall be in writing, signed by duly authorized representatives of the Parties.

          5.4  No Waiver of Rights.  No failure or delay by a party in the
               -------------------
exercise of any power, right or privilege hereunder shall operate as a waiver thereof. The partial or single exercise by a party of any power, right or privilege shall not preclude the further or later exercise of that, or any other, power, right or privilege.

          5.5  Severability.  If any one or more provisions in this Agreement,
               ------------
other than provisions constituting a material consideration to a party, shall be invalid or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remainder of this Agreement shall not be affected or impaired; provided, however, in such event the Parties shall use
                      --------  -------
their reasonable best efforts to achieve the purpose of the invalid or unenforceable provision by a new legally valid stipulation.

          5.6  Third Parties.  None of the provisions of this Agreement shall be
               -------------
for the benefit of or enforceable by any third parties except to the extent expressly set forth herein as to Purchaser's estate.

          5.7  Headings.  The inserted headings are for convenience only and
               --------
shall not be used to construe or interpret this Agreement.

          5.8  Counterparts.  This Agreement may be executed in one or two
               ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          5.9  Binding Effect.  This Agreement shall be binding on the Parties
               --------------
and their legal successors and permitted assignees.

          5.10 Remedies.  Each of the Parties will be entitled to enforce its
               --------
rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          5.11 Choice of Law. All questions arising under this Agreement shall
               -------------
 be governed by the laws of the District of Columbia (other than its choice of law principles).

                           [Signatures on Next Page]

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.


                                   MIL 3 INCORPORATED,
                                   a Delaware corporation



                                   By: /s/ Marc A. Cohen
                                       -----------------------
                                       Name:  Marc A. Cohen
                                       Title: Chairman of the Board


                                       /s/ George M. Cathey
                                       -----------------------
                                       George M. Cathey

                              FIRST AMENDMENT TO
                      STOCK PURCHASE AND OPTION AGREEMENT

     This First Amendment (the "Amendment") is made as of this 20th day of January, 2000, by and among MIL 3, Incorporated, a Delaware corporation (the "Company"), and George M. Cathey (the "Purchaser").

                                  WITNESSETH:

     WHEREAS, the Purchaser and the Company entered into a Stock Purchase and Option Agreement dated as of December 4, 1995 (the "Agreement); and

     WHEREAS, the Purchaser and the Company desire to amend the Agreement to accelerate the vesting of the stock option set forth therein and to make other modifications;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   The Agreement shall be amended as follows:

          (a) The second sentence of Section 1.2(a) of the Agreement, including clauses (i), (ii) and (iii) thereof, shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     "The Option may only be exercised during the period commencing on January 20, 2000 and ending on the first to occur of the following events, and if not exercised during such period shall immediately terminate and become null and void (such period during which the Option may be exercised is hereafter referred to as the "Option Term"):

          (i) sixty days after notice by the Company to the Purchaser of a merger or other business combination involving the Company;

          (ii) sixty days after notice by the Company to the Purchaser of the scheduled effectiveness of the Company's Initial Public Offering (as defined below); or

          (iii) December 4, 2006."

          (b) Section 4.2 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

"4.2            [Intentionally Deleted]"

          (c) Section 4.3 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

"4.3            [Intentionally Deleted]"

          (d) Section 4.4 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

"4.4           [Intentionally Deleted]"

          (e) Section 5.1 shall be amended by deleting the name and address of Verner, Liipfert, et. al. below the caption "with a copy to:" and substituting in its place the following:

               "Hale and Dorr LLP
               1455 Pennsylvania Avenue, NW
               Washington, D.C.  20004
               Attn:  Brent B. Siler
               Telephone: (202) 942-8400
               Facsimile: (202) 942-8484"

     2. As modified hereby, the Agreement is hereby confirmed by both parties to be in full force and effect.

     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                          MIL 3, INCORPORATED


                                          By: /s/ Marc A. Cohen
                                              ---------------------------
                                              Name: Marc A. Cohen
                                              Title:   Chairman



                                          /s/ George M. Cathey
                                          --------------------------------
                                          George M. Cathey

                                       2